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                                                                 Exhibit (h)(2)

                                  APPENDIX A
                             Funds and Portfolios

                            Dated February __, 2008

Natixis Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

   Natixis Cash Management Trust - Money Market Series (formerly CDC Nvest Cash Management Trust - Money Market Series)

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

   CGM Advisor Targeted Equity Fund
   Hansberger International Fund
   Natixis Income Diversified Portfolio
   Natixis U.S. Diversified Portfolio (formerly, CDC Nvest Star Advisers Fund) Natixis Value Fund (formerly, CDC Nvest Star Value Fund)
   Loomis Sayles Core Plus Bond Fund
   Vaughan Nelson Small Cap Value Fund
   Westpeak 130/30 Growth Fund (formerly, Westpeak Capital Growth Fund)

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

   Harris Associates Large Cap Value Fund
   Loomis Sayles Massachusetts Tax Free Income Fund

Natixis Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

   Harris Associates Focused Value Fund
   Natixis Moderate Diversified Portfolio (formerly, CDC IXIS Moderate Diversified Portfolio)

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

   AEW Real Estate Fund

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Loomis Sayles Funds I, a business trust organized under the laws of the
Commonwealth of Massachusetts

   Loomis Sayles Bond Fund
   Loomis Sayles Fixed Income Fund
   Loomis Sayles Global Bond Fund
   Loomis Sayles High Income Opportunities Fund
   Loomis Sayles Inflation Protected Securities Fund
   Loomis Sayles Institutional High Income Fund
   Loomis Sayles Intermediate Duration Fixed Income Fund
   Loomis Sayles Investment Grade Fixed Income Fund
   Loomis Sayles Securitized Asset Fund
   Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

   Loomis Sayles Global Markets Fund (formerly, Loomis Sayles Worldwide Fund) Loomis Sayles Growth Fund
   Loomis Sayles High Income Fund
   Loomis Sayles Investment Grade Bond Fund (except for Class J shares)
   Loomis Sayles Limited Term Government and Agency Fund
   Loomis Sayles Mid Cap Growth Fund (formerly, Loomis Sayles Aggressive Growth
   Fund)
   Loomis Sayles Municipal Income Fund
   Loomis Sayles Research Fund
   Loomis Sayles Small Cap Growth Fund
   Loomis Sayles Strategic Income Fund
   Loomis Sayles Tax-Managed Equity Fund
   Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

   Gateway Fund

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NATIXIS CASH MANAGEMENT TRUST
NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST III
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST                             BOSTON FINANCIAL DATA SERVICES, INC.

By:
       -------------------------------    By:    -----------------------------

Name:
       -------------------------------    Name:  -----------------------------

Title:
       -------------------------------    Title: -----------------------------

As an Authorized Officer on behalf of
each of the Funds listedabove.